UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2005

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

In light of the unprecedented frequency and severity of hurricane catastrophes which were significantly greater than any reasonable expectations; significantly improved results of the Property & Casualty segment, excluding catastrophes in 2004; and positive absolute and relative performance of HMN stock price, increasing shareholder value, the Board took action regarding the Incentive Compensation Plans for employees (Plans) in accordance with the Plans’ provisions. After reviewing preliminary year-end results, the Chairman of the Board and the Chairman of the Compensation Committee finalized the Board’s approval of a 2004 adjustment to the Plans, as of February 1, 2005. This adjustment caps the level of catastrophe costs at 120% of the 2004 annual plan level for purposes of calculating the earnings per share and return on equity components of the Plans.

Item 8.01: Other Events

On February 1, 2005, Frank D’Ambra III joined Horace Mann Educators Corporation as Senior Vice President, Life and Annuity. Prior to joining the Company, he was President of Financial Concepts, a consulting firm he founded in 2002 that focused on helping insurance and investment firms identify and develop market and business opportunities. From 1999 through 2002, he served as Vice President and Director of Marketing and Client Relations with Swiss Re Investors. Mr. D’Ambra has over 25 years of experience in the insurance and financial services industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: February 3, 2005

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